UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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SUSSEX BANCORP
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Sussex Bancorp, the holding company for Sussex Bank, which will be held on April 25, 2012 at 10:00 a.m., Eastern Time, at the Crystal Springs Country Club, located at 1 Wild Turkey Way, Hamburg, NJ 07419.

The attached Notice of Annual Meeting of Shareholders and proxy statement describe the formal business that we will transact at the Annual Meeting.

The Board of Directors of Sussex Bancorp has determined that an affirmative vote on the matters to be considered at the Annual Meeting is in the best interests of Sussex Bancorp and its shareholders and unanimously recommends a vote “FOR” these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Sussex Bancorp and Sussex Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Anthony Labozzetta

President and Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT 973-827-2914

SUSSEX BANCORP

200 Munsonhurst Road

Route 517

Franklin, NJ 07416

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	Wednesday, April 25, 2012

TIME	10:00 A.M. Eastern Time

PLACE	Crystal Springs Country Club 1 Wild Turkey Way Hamburg, NJ 07419

ITEMS OF BUSINESS	(1) Election of the four nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term ending at next year’s Annual Meeting;
(2) Ratification of the appointment of ParenteBeard LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and
(3) Consideration of any other business properly brought before the meeting, and any adjournment or postponement thereof.

RECORD DATE	The record date for the Annual Meeting is March 5, 2012. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

PROXY VOTING	You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit the enclosed proxy or voting instructions by mail. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Linda Kuipers
Secretary

Franklin, New Jersey

March 29, 2012

i

SUSSEX BANCORP

200 Munsonhurst Road

Route 517

Franklin, NJ 07416

(973) 827-2914

PROXY STATEMENT FOR THE

2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2012

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Sussex Bancorp is soliciting your proxy to vote at the 2012 Annual Meeting of Shareholders. This proxy statement and proxy card is being mailed to shareholders on or about March 29, 2012.  As used in this proxy statement, “we,” “us” and “our” refer to Sussex Bancorp and/or its subsidiaries, depending on the context. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Who can vote at the Annual Meeting?

Only shareholders of record as of the close of business on March 5, 2012, will be entitled to vote at the Annual Meeting.  On this date, there were 3,404,289 shares of common stock issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on March 5, 2012, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 5, 2012, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares of the Company entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Accordingly, the four nominees receiving the most “For” votes will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of ParenteBeard LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012 will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Similarly, broker non-votes will have no effect on the vote.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. Proposal 1 is considered “non-routine” and Proposal 2 is considered “routine” under the Nasdaq Marketplace Rules.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors.  The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote FOR its nominees to the Board of Directors and FOR ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company and its shareholders.  As of the date of this proxy statement, the Board of Directors had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may a) vote in person at the Annual Meeting or b) vote by proxy using the enclosed proxy card, in each case as described below. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

▪	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

▪	To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designation proxy holders will vote your shares as you direct.

If you sign the proxy card but do not make specific choices, the persons named as proxies on the proxy card will vote your shares FOR the proposals set forth in the Notice of Annual Meeting of Shareholders.

If any other matter is presented, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company and its shareholders.  As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than that listed in the Notice of Annual Meeting of Shareholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I change my vote after submitting my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the shareholder of record of your shares, you may revoke your proxy in any one of three ways:

▪	filing a timely written revocation of the proxy with our Secretary;

▪	submitting a signed proxy card bearing a later date; or

▪	attending and voting in person at the Annual Meeting.

If your shares are not registered in your own name, you will need the appropriate documentation from the shareholder of record to vote personally at the Annual Meeting.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

When are shareholder proposals due for the 2013 Annual Meeting of Shareholders?

If you wish to submit proposals to be included in our proxy statement for the 2013 Annual Meeting of Shareholders, we must receive them on or before November 29, 2012, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (“SEC”). Nothing in this paragraph shall be deemed to require us to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

In addition, under our Amended and Restated By-laws, if you wish to nominate a director for the 2013 Annual Meeting of Shareholders, the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to our Secretary; and (iii) your notice must contain specific information required in Article III of our Amended and Restated By-laws. Any nomination for director should be received by the Chairman on or before January 28, 2013. For additional information about our director nomination requirements, please see our bylaws.

Obtaining an Annual Report on Form 10-K

We will provide a copy of our 2011 Annual Report on Form 10-K without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Linda Kuipers, Secretary, Sussex Bancorp, 200 Munsonhurst Road, Route 517, Franklin, NJ 07416. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON APRIL 25, 2012.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available free of charge at http://www.snl.com/irweblinkx/GenPage.aspx?IID=4015338&GKP=203214.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of eleven directors. Beginning with this Annual Meeting, each director elected will hold office until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the four individuals listed in the table below for election as directors at the Annual Meeting. All nominees are currently serving on our Board of Directors. It is our policy to encourage directors to attend the Annual Meeting. All directors attended the 2011 Annual Meeting of Shareholders.

There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. If for any reason these nominees prove unable or unwilling to stand for election, the Board of Directors will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board of Directors has no reason to believe that its nominees would prove unable to serve if elected.

Name	Age(1)	Term Expires	Position(s) Held	Director Since
Anthony S. Abbate	72	2015	Independent Director	2007
Mark J. Hontz	45	2015	Independent Director	1998
Donald L. Kovach	76	2015	Director	1976
Timothy Marvil	50	2015	Independent Director	2008

______________________________

(1) Age as of March 1, 2012.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The four nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors.

Our Recommendation

The Board of Directors unanimously recommends a vote “FOR” each of the nominees set forth above.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Set forth below are the names, ages, principal occupations, and business experience, as well as their prior service on the Board of Directors, if any, for the remaining members of our Board of Directors whose terms continue beyond the 2012 Annual Meeting.  Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Richard Branca	64	2013	Independent Director	2005
Katherine H. Caristia	58	2013	Independent Director	2010
Anthony Labozzetta	48	2013	President and Chief Executive Officer; Director	2010
Robert McNerney	53	2013	Independent Director	2011
Patrick Brady	58	2014	Independent Director	2005
Edward J. Leppert	51	2014	Chairman of the Board; Independent Director	2001
Richard Scott	75	2014	Independent Director	1976

______________________________

(1) Age as of March 1, 2012.

Nominees for Election

Mr. Anthony S. Abbate was the President and Chief Executive Officer of Interchange Bank from 1981 and its parent company, Interchange Financial Services Corporation, a publicly traded bank holding company based in Northern New Jersey, from its formation in 1984 until 2006 when the Company was acquired by TD Bank. Mr. Abbate served on the Board and the Audit Committee of KSP Transportation Partners, L.P., a New York Stock Exchange traded company until its acquisition in 2011 by Kirby Corporation. Mr. Abbate’s prior service as the Chief Executive Officer of a publicly traded bank holding company, and his service on the Board of a New York Stock Exchange traded company have given him exposure to different approaches to corporate governance and other key issues. As a career banker, he brings a wealth of industry experience to his service on our Board of Directors.

Mr. Mark J. Hontz is a partner in the Newton, New Jersey based law firm of Hollander, Strelzik, Pasculli, Pasculli, Hinkes, Gacquin, Vandenberg & Hontz, L.L.C. His experience counseling various clients and business entities has given him insight into many of the issues we deal with, including risk mitigation and corporate governance.

Mr. Donald L. Kovach is a founding organizer of the Bank and has served on its Board of Directors since it was formed. Mr. Kovach is also a member of the Company’s Board of Directors. He formerly served as our Chief Executive Officer and Chairman of the Board of Directors. He is also formerly a practicing attorney in Franklin, New Jersey. His business and legal experience and background give Mr. Kovach unique insight into all of the components of our business, including stockholder relations, capital management, loss mitigation, financial and strategic planning, regulatory relations and management planning.

Reverend Timothy Marvil is the Chairman of Ames Rubber Corporation of Hamburg, New Jersey. Ames is a technical engineering and manufacturing company of polymer parts and products. He has been employed by Ames since 1984, and is a graduate of Brown University. He is also an ordained minister in the Presbyterian Church (USA). Reverend Marvil’s employment at Ames has provided him with experience in corporate finance, corporate governance and capital allocation, all issues faced by us.

Continuing Directors

Mr. Richard Branca is the owner and President of Bergen Engineering Company, East Rutherford, New Jersey. He is also the President of Branca Properties, which owns and manages over 1.3 million square feet of office, warehouse and retail space. Mr. Branca also serves as a Principal of Concord Hospitality, an entity which owns or operates over 84 full and select service hotels throughout the United States and Canada.  Mr. Branca’s broad based business experience has provided him with insight and understanding of many of the same issues that both our small business customers and we deal with today, including financial and strategic planning, capital allocation and management development.

Ms. Katherine H. Caristia is a certified public accountant and currently serves as the Chief Operating Officer/Chief Financial Officer of the Jan Group of Companies of Randolph, New Jersey. She was previously the Controller of the Jan Group of Companies. Her accounting and prior business positions have given Ms. Caristia experience in the service, retail and financial sectors. Ms. Caristia’s financial and accounting background allow her to provide insight to the Board of Directors on many of the issues we deal with on a daily basis. In addition, Ms. Caristia’s accounting background provides added strength to our Audit Committee.

Mr. Anthony Labozzetta is our President and Chief Executive Officer. He was previously an Executive Vice President of TD Bank from 2006 to 2010. Prior to joining TD Bank, Mr. Labozzetta served as the Senior Executive Vice President and COO of Interchange Financial Services Corporation until its acquisition by TD Bank in 2006. Mr. Labozzetta also previously served as the Chief Financial Officer of Interchange Financial Services Corporation. He was formerly a certified public accountant with Deloitte & Touche. With more than 25 years of banking experience, including strategic planning and growth, regulatory compliance, investor relations, risk management, mergers and acquisitions and management development, Mr. Labozzetta has extensive and diverse knowledge of the banking business, which will provide valuable insight on many of the present and future challenges facing the Company.

Mr. Robert McNerney owns a real estate company, McNerney & Associates, Inc., which provides appraisal, management, brokerage and development services throughout northern New Jersey and New York. He is a licensed appraiser and real estate broker in NJ and NY and holds an MAI and SRA designation from the Appraisal Institute. He holds a CRE designation from the Counselors of Real Estate which is awarded to individuals nominated by their peers who possess extensive experience in the commercial real estate business. Mr. McNerney’s extensive experience in the real estate markets and as a business owner will provide us valuable insight into the current market.

Mr. Patrick Brady is the Chief Executive Officer of Heath Alliance for Care of Hackettstown, New Jersey, a not for profit corporation providing housing and services for the elderly. Heath Alliance for Care, Inc. is parent to Heath Village, Inc., Canterbury Village, Inc. and Heath Care Management, Inc. (a for profit corporation). Mr. Brady was also formerly a trustee of Cathedral Healthcare Systems.  As a Chief Executive Officer, Mr. Brady has experience in many of the issues we deal with, including financial and strategic planning, technology and government relations.

Mr. Edward J. Leppert is a certified public accountant whose firm has been in public practice since 1986. Effective January 1, 2012, he was elected Chairman of the Board of Directors of both the Company and the Bank. He previously served as Vice Chairman of the Board of Directors and has also served as the Chairman of the Audit, Executive, and Nominating and Corporate Governance Committees. His experience with financial and corporate governance matters and knowledge of the customers and communities in the northern New Jersey marketplace are beneficial to the Company.

Dr. Richard W. Scott is a founding organizer of the Bank and has served on its Board of Directors since it was formed. He is a practicing dentist in Franklin, New Jersey. The Board of Directors benefits from his long term knowledge of our market area and customers.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers who are not also a director.

Steven M. Fusco, age 45, has served as Chief Financial Officer and Senior Vice President since 2010. Mr. Fusco also has served as the Executive Vice President of the Bank since June 2010. Prior to joining the Company and the Bank, Mr. Fusco served as a Vice President and Treasury Manager with Investors Savings Bank and as the Chief Financial and Operating Officer and Executive Vice President of Mariner’s Bancorp and Mariner’s Bank. Mr. Fusco also served as the Treasurer for Interchange Bank during his 10 years at the Bank.

George Lista, age 52, has served as the President and Chief Executive Officer of our subsidiary, Tri-State Insurance Agency, since 2001. Mr. Lista joined the Bank when the Company acquired Tri-State Insurance Agency in 2001. Mr. Lista served as Chief Operating Officer of Tri-State prior to its acquisition. Mr. Lista has 30 years of experience in the insurance industry.

Kurt Breitenstein, age 44, has served as Executive Vice President and Chief Lending Officer of the Bank since January of 2012 and has been with the Company since June of 2011. He currently serves as the Bank’s Chief Lending Officer. Prior to joining the Bank, Mr. Breitenstein was a Senior Vice President of Valley National Bank. Prior to that, he was First Vice President and Commercial Lending Team Leader at Interchange Bank. Mr. Breitenstein has 27 years of experience in banking, including 23 years in commercial credit and lending.

Vito Giannola, age 35, has served as Executive Vice President and Chief Retail Officer of the Bank since September 2010. Mr. Giannola has over 15 years of experience in retail, small business and government banking. Prior to joining the Bank, Mr. Giannola served as Retail Market Manager and Senior Vice President with TD Bank, where he held various positions throughout the bank. Mr. Giannola also held various positions with Chase and First Union (Wachovia).

Neill Schreyer, age 54, has served as Senior Vice President and Chief Credit Officer of the Bank since June 2010. Previously he served as the Loan Workout Officer since joining the Company in July 2009. Mr. Schreyer has over 30 years of banking experience in branch banking and lending. Prior to coming to Sussex Bank, he was the Division Head for The Bank of New York’s small and middle market loan workout division.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of common stock as of March 1, 2012, by (i) each director and nominee for director, (ii) each of the named executive officers listed in the Summary Compensation Table, (iii) all directors and executive officers as a group and (iv) each person who is known by us to beneficially own five percent (5%) or more of our outstanding common stock.  Other than as set forth in this table, we are not aware of any individual or group that holds in excess of 5% of our outstanding common stock. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Sussex Bancorp, 200 Munsonhurst Road, Route 517, Franklin, NJ 07416.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock Outstanding
Named Executive Officers and Directors:
Anthony Labozzetta (2)	105,048	3.11%
Donald L. Kovach (3)	101,342	2.99%
Steven M. Fusco (4)	40,453	1.20%
George Lista (5)	65,279	1.93%
Anthony S. Abbate (6)	50,800	1.51%
Patrick Brady (7)	19,589	*
Richard Branca (8)	18,204	*
Katherine H. Caristia (9)	14,374	*
Mark J. Hontz (10)	11,054	*
Edward J. Leppert (11)	79,125	2.32%
Timothy Marvil (12)	58,921	1.74%
Robert McNerney	–	*
Richard W. Scott (13)	62,786	1.86%
Directors & Officers as a Group (16 persons)	647,621	18.92%

Other Shareholders:
Wellington Management Company, LLP (14) 75 State Street Boston, MA 02109	328,437	9.74%

________________________

*	Less than 1% of the total outstanding shares of common stock.
(1)	This table is based solely upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,372,949 shares outstanding on March 1, 2012, adjusted as required by rules promulgated by the SEC.

(2)	Consists of: a) 33,503 shares as to which Mr. Labozzetta has sole voting and investment power, b) 65,899 unvested shares of restricted stock as to which he has sole voting power, c) 4,589 shares held for the benefit for his sons as to which he has sole voting and investment power and d) 1,057 shares held in an IRA for his spouse which he has no voting or investment powers.
(3)	Consists of: a) 75,034 shares as to which Mr. Kovach has sole voting and investment power, b) 2,166 unvested shares of restricted stock as to which he has sole voting power, c) 10,170 shares held in an IRA for Mr. Kovach’s benefit as to which he has sole voting and investment power, and d) 13,972 shares issuable pursuant to options exercisable within 60 days of March 1, 2012.
(4)	Consists of: a) 3,911 shares as to which Mr. Fusco has sole voting and investment power, b) 29,772 unvested shares of restricted stock as to which he has sole voting power and c) 7,532 shares held in an IRA for Mr. Fusco’s benefit as to which he has sole voting and investment power.
(5)	Consists of: a) 49,263 shares as to which Mr. Lista has sole voting and investment power, b) 2,284 unvested shares of restricted stock as to which he has sole voting power and c) 13,712 shares issuable pursuant to options exercisable within 60 days of March 1, 2012.
(6)	Consists of: a) 49,800 shares as to which Mr. Abbate has sole voting and investment power and b) 1,000 unvested shares of restricted stock as to which he has sole voting power.
(7)	Consists of: a) 13,062 shares as to which Mr. Brady has sole voting and investment power, b) 1,000 unvested shares of restricted stock as to which he has sole voting power and c) 5,895 shares issuable within 60 days of March 1, 2012 pursuant to the Directors Deferred Compensation Agreement.
(8)	Consists of: a) 15,644 shares as to which Mr. Branca has sole voting and investment power, b) 1,000 unvested shares of restricted stock as to which he has sole voting power, c) 1,118 shares issuable pursuant to options exercisable within 60 days of March 1, 2012 and d) 534 shares issuable within 60 days of March 1, 2012 pursuant to the Directors Deferred Compensation Agreement.
(9)	Consists of: a) 8,789 shares as to which Ms. Caristia has sole voting and investment power, b) 1,000 unvested shares of restricted stock as to which he has sole voting power and c) 4,585 shares issuable pursuant to options exercisable within 60 days of March 1, 2012.
(10)	Consists of: a) 7,708 shares as to which Mr. Hontz has sole voting and investment power, b) 1,000 unvested shares of restricted stock as to which he has sole voting power, c) 2,236 shares issuable pursuant to options exercisable within 60 days of March 1, 2012 and d) 128 shares issuable within 60 days of March 1, 2012 pursuant to the Directors Deferred Compensation Agreement.
(11)	Consists of: a) 17,444 shares as to which Mr. Leppert has sole voting and investment power, b) 1,000 unvested shares of restricted stock as to which he has sole voting power, c) 17,967 held in an IRA for Mr. Leppert’s benefit as to which he has sole voting and investment powers, d) 3,984 shares held in an IRA for his spouse which he has no voting or investment powers, e) 4,585 shares issuable pursuant to options exercisable within 60 days of March 1, 2012 and f) 34,528 shares issuable within 60 days of March 1, 2012 pursuant to the Directors Deferred Compensation Agreement.
(12)	Consists of: a) 3,911 shares as to which Mr. Marvil has sole voting and investment power, b) 1,000 unvested shares of restricted stock as to which he has sole voting power, c) 47,281 shares held in the Joel D. Marvil Residual Trust which, as trustee, he has sole voting and investment power, d) 4,585 shares issuable pursuant to options exercisable within 60 days of March 1, 2012 and e) 2,190 shares issuable within 60 days of March 1, 2012 pursuant to the Directors Deferred Compensation Agreement.
(13)	Consists of: a) 57,201 shares as to which Mr. Scott has sole voting and investment power, b) 1,000 unvested shares of restricted stock as to which he has sole voting power and c) 4,585 shares issuable pursuant to options exercisable within 60 days of March 1, 2012.
(14)	As disclosed on Schedule 13G/A, filed February 14, 2012, Wellington Management, in its capacity as investment adviser, has shared voting and investment power and may be deemed to beneficially own the shares which are held of record by clients of Wellington Management.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the Securities and Exchange Commission their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on its review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our executive officers and directors during fiscal 2011 were met, with the exception of the following:

•	Mr. Leppert filed one report containing one transaction which was not reported on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1995 Directors Stock Option Plan	4,996	12.07	-
1995 Employee Stock Option Plan	62,624	11.82	-
2001 Stock Option Plan	43,414	12.90	-
2004 Equity Incentive Plan	-	-	72,946
Equity compensation plans not approved by security holders:	-	-	-

Total	111,034	12.25	72,946

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors Independence

As required under the Nasdaq listing standards, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, the Board of Directors has affirmatively determined that the following nine current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Anthony S. Abbate, Richard Branca, Patrick Brady, Katherine H. Caristia, Mark J. Hontz, Edward J. Leppert, Timothy Marvil, Robert McNerney and Richard W. Scott. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with us. The Board of Directors has determined that Donald L. Kovach, our former Chairman of the Board, President and Chief Executive Officer and Anthony Labozzetta, our President and Chief Executive Officer are not independent directors by virtue of their current or recent employment with us.

Code of Ethics and Corporate Governance Guidelines

We have adopted a Code of Conduct, which applies to all our directors, officers and employees. We have also adopted a Senior Management Code of Ethics, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions for us, and which requires compliance with the Code of Conduct. The Senior Management Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K.

We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on its website at the internet address set forth above. We have not amended or granted any waivers of a provision of our code of ethics during 2011.

The Board of Directors has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board independence, composition and selection, board meetings and involvement of senior executives, senior executive performance evaluation and succession planning, and board committees and compensation.

The Code of Conduct, the Senior Management Code of Ethics and the Corporate Governance Guidelines are available on our website at www.sussexbank.com.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

Historically, we combined the positions of Chief Executive Officer and Chairman of the Board, with Mr. Donald L. Kovach serving in both capacities. However, with the retention of Mr. Anthony Labozzetta to serve as President and Chief Executive Officer, the Board elected to separate the positions, and Mr. Kovach continued to serve as Chairman of the Board. On January 1, 2012, Mr. Leppert assumed the role of Chairman of the Board. The Board of Directors believes that this structure is now the most appropriate for the Company because it provides the Board with additional diversity of views on managing the Company and provides the Board with greater independence. The Board of Directors also believes that Mr. Leppert’s financial experience, solid corporate governance acumen and thorough understanding of our customers and the communities in which we serve will contribute to the continuity of our business and operations.

Board’s Role in Risk Oversight

Risk is an inherent part of the business of banking. Risks faced by us include credit risk relating to our loans and interest rate risk related to our balance sheet. The Board of Directors oversee these risks through the adoption of policies and by delegating oversight to certain Board committees, including the loan and ALCO committees. These committees exercise oversight by establishing a corporate environment that promotes timely and effective disclosure, fiscal accountability and compliance with all applicable laws and regulations.

Committees of the Board of Directors

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2011 for each committee:

Name	Audit	Compensation	Nominating and Corporate Governance
Anthony Abbate	X	X*	X
Patrick Brady	X		X
Richard Branca		X	X
Katherine H. Caristia (2)	X		X
Mark J. Hontz		X	X
Edward J. Leppert (2) **	X*	X	X*
Timothy Marvil		X	X
Robert McNerney (1)			X
Richard W. Scott	X		X
Total meetings in 2011	5	5	4

__________________________

(1)	Mr. McNerney was appointed to the Nominating and Corporate Governance committee on October 19, 2011.
(2)	Effective upon Mr. Leppert’s appointment to Chairman of the Board on January 1, 2012, Ms. Caristia was appointed chair of the Audit Committee and was designated as our “audit committee financial expert.”

* Committee Chairman

** Financial Expert

Audit Committee

During 2011, the Audit Committee was chaired by Edward J. Leppert, with Directors Anthony S. Abbate, Patrick Brady, and Richard W. Scott as members.  Beginning in January 2012, Katherine H. Caristia will chair the Audit Committee. The purpose of the Audit Committee is to assist the Board’s oversight of our accounting and financial reporting process, including our internal audit function and the audits of our financial statements.

The primary duties and responsibilities of the Audit Committee are to:

•	oversee and monitor the financial reporting process, internal audit function and internal controls and procedures;

•	appoint, compensate and oversee the work of the independent auditors;

•	review and evaluate the audited financial statements with management and the independent auditors and report any substantive issues found during the audit to the Board;

•	review and approve all transactions with related parties; and

•	provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board of Directors.

The Audit Committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. The Audit Committee pre-approved 100% of the services performed by the independent registered public accounting firm during 2011.

The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

The Board of Directors reviews the definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board of Directors has also determined that Mr. Leppert in 2011 and Ms. Caristia in 2012 qualify as “audit committee financial experts” as defined in applicable SEC rules. The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.sussexbank.com.

AUDIT COMMITTEE REPORT (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management and our independent registered public accounting firm, ParenteBeard LLC. The Audit Committee has discussed with ParenteBeard LLC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from ParenteBeard LLC required by applicable requirements of the PCAOB regarding ParenteBeard LLC’s communications with the Audit Committee concerning independence, and has discussed with ParenteBeard LLC the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Sussex Bancorp
Audit Committee

Katherine H. Caristia, Chair
Anthony S. Abbate
Patrick Brady
Richard W. Scott

__________________________

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

During 2011, the Compensation Committee consisted of Directors Anthony S. Abbate, Richard Branca, Mark J. Hontz, Edward J. Leppert and Timothy Marvil, with Director Abbate serving as Chairman on the Committee.   Each member of the Compensation Committee is independent, as such term is defined in Section 5605(a)(2) of the Nasdaq listing standards.  As required by its charter, the Compensation Committee meets at least semi-annually and with greater frequency if necessary. The Board of Directors has adopted a written charter for the Compensation Committee which is available on our website at www.sussexbank.com.

The purpose of the Compensation Committee is to review senior management’s performance and determine compensation, and review and set guidelines for compensation of all employees. Pursuant to its charter, the Compensation Committee’s responsibilities include:

•	annually review and approve corporate and/or individual goals and objectives relevant to the compensation of the President and Chief Executive Officer, evaluate performance in light of those goals and objectives, and recommend to the Board the compensation level based on this evaluation;

•	annually review and recommend to the Board of Directors for the President and Chief Executive Officer and the senior executives (i) annual base salary, (ii) any annual and long-term incentives, and (iii) any special or supplemental benefits;

•	making recommendations to the Board of Directors with respect to profit sharing and equity-based compensation plans;

•	review the Company’s insider trading policies and procedures; and

•	review and adopt any necessary or desirable amendments or changes to any and all benefit, incentive compensation, and equity-based plans.

In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. During 2011, the Compensation Committee engaged Milliman, Inc. to assist in designing a non-qualified supplemental retirement plan.

Nominating and Corporate Governance Committee

During 2011, the Nominating and Corporate Governance Committee was comprised of Chairman, Edward J. Leppert, and Directors Patrick Brady, Anthony S. Abbate, Richard Branca, Katherine H. Caristia, Mark J. Hontz, Timothy Marvil, Robert McNerney and Richard W. Scott. All members of our Nominating and Corporate Governance Committee are independent (as independence is currently defined in Section 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee has a written charter, which is available on our website at www.sussexbank.com.

Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for:

•	identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board);

•	recommending to the Board of Directors for selection candidates for election to the Board;

•	reviewing and evaluating incumbent directors;

•	develop and oversee an annual self-evaluation of the Board and its committees; and

•	developing a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of board members in the context of the current make-up of the Board. When we have an opening on the Board, we will always look at a diverse pool of candidates. The assessment of the Board’s characteristics includes diversity, skills, such as an understanding of financial statements and financial reporting systems, and an understanding of our market area. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities.

The Nominating and Corporate Governance Committee will consider qualified nominations for directors recommended by shareholders.  All shareholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company.  Recommendations should be sent to our Chairman of the Nominating and Corporate Governance Committee at One County Road 560, Sandyston, New Jersey 07826.  Any nomination for director should be received by the Chairman on or before January 28, 2013. For additional information about our director nomination requirements, please see our Amended and Restated By-laws.

Shareholder Communications with Our Board of Directors

Shareholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to Edward J. Leppert, Chairman of the Board, One County Road 560, Sandyston, New Jersey 07826.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation paid to the Chief Executive Officer and the two other most highly compensated executive officers (the “named executive officers”) for services during each of the last two completed fiscal years, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	All Other Compensation(3) ($)	Total ($)
Donald L. Kovach, Chairman of the Board and Former President and CEO (2)	2011 2010	133,146 268,112	– –	3,642 3,590	– –	136,788 271,702

Anthony Labozzetta, President and Chief Executive Officer	2011 2010	323,360 278,654	82,545 25,000	71,160 179,500	70,281 18,191	547,346 501,345

Steven M. Fusco, Senior Vice President and Chief Financial Officer	2011 2010	163,692 72,615	26,778 8,000	19,235 139,449	12,437 1,386	222,142 221,450

George Lista, Chief Executive Officer, Tri-State Insurance Agency, Inc.	2011 2010	160,039 150,131	23,649 –	4,000 1,795	181,530 184,568	369,218 336,494

_____________________

(1)	The amounts set forth represent the aggregate grant date fair value of the stock and option awards, computed in accordance with FASB ASC Topic 718.
(2)	Effective January 1, 2012, Mr. Kovach resigned as Chairman of the Board and Mr. Leppert assumed the role of Chairman of the Board.
(3)	Amounts in this column are set forth in the table below and include life insurance premiums, 401(k) employer contributions, HSA contributions, SERP contributions, commissions and perquisites. The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. In addition, we provide certain non-cash perquisites and personal benefits to each named executive officer such as country club memberships and the use of an automobile.

	Life Insurance Premiums ($)	401(k) Employer Contributions ($)	HSA Contributions ($)	SERP Contributions ($)	Commissions ($)	Perquisites ($)	Total ($)
Donald L. Kovach	-	-	-	-	-	-	-
Anthony Labozzetta	816	7,340	2,500	49,375	-	10,250	70,281
Steven M. Fusco	330	3,607	2,500	-	-	6,000	12,437
George Lista	816	7,934	2,500	-	164,000	6,280	181,530

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (5) ($)
Donald L. Kovach	2,789 11,183 5,089	– – –	8.86 14.67 13.39	07/01/2012 07/01/2012 02/01/2012	2,166 (1)	9,357

Anthony Labozzetta	-	-	-	-	52,500 (2)	226,800

Steven M. Fusco	-	-	-	-	25,925 (3)	111,996

George Lista	5,577 5,591 2,544	– – –	8.99 14.67 13.39	04/23/2013 01/07/2014 01/25/2015	1,484 (4)	6,411

___________________

(1)	100 shares will vest on January 17, 2012; 200 shares vest over two years beginning January 21, 2012; 600 shares will vest over three years beginning January 21, 2012; 666 shares will vest over two years beginning January 20, 2012; 600 shares will vest over three years beginning April 27, 2012.
(2)	50,000 shares will vest annually over five years beginning December 31, 2012; 2,500 shares will vest over three years beginning February 10, 2012.
(3)	24,725 shares vest annually over five years beginning June 23, 2012; 1,200 shares will vest over three years beginning February 10, 2012.
(4)	50 shares will vest on January 17, 2012; 100 shares vest over two years beginning January 21, 2012; 300 shares will vest over three years beginning January 21, 2012; 334 shares will vest over two years beginning January 20, 2012; 700 shares will vest over three years beginning February 10, 2012.
(5)	Market value is calculated on the basis of $4.32 per share, which is the closing sales price for our common stock on December 31, 2011.

Amended and Restated Executive Incentive Deferred Compensation Plan

Effective January 21, 2010, the Board of Directors adopted the Sussex Bank Amended and Restated Executive Incentive and Deferred Compensation Plan (the “Plan”). Under the Plan, our executives who are selected to participate in the Plan may earn awards paid in both cash and shares of our common stock, provided that certain company-wide and/or individual performance criteria are met. Performance criteria for each participating executive will be determined annually by the Compensation Committee. Grants of common stock will be subject to a three year vesting requirement, and all awards will be subject to repayment in the event that it is subsequently determined that the performance metrics on which the award is based are subsequently determined not to have been satisfied, due to a financial restatement or otherwise. Participants in the Plan have the option to defer some or all of their compensation or cash incentive awards. Amounts so deferred will earn interest at a rate equal to the average interest rate earned by the Bank on its investment portfolio.

Employment Agreements, Change in Control Agreements and Other Material Agreements

Donald L. Kovach

Employment Agreement. The Company and the Bank were parties to an employment agreement, dated July 15, 2009, with Donald L. Kovach pursuant to which he served as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.  The employment agreement provided for a term ending on August 31, 2012.  Under the employment agreement, either the Company or Mr. Kovach had the right to restructure Mr. Kovach’s position with the Company and the Bank so that Mr. Kovach would continue to serve as Chairman of the Board but not as President and Chief Executive Officer, and receive a base salary equal to one-half of his base salary in effect prior to the restructuring of his position. The Company exercised this option on January 20, 2010, and his base salary was reduced to $133,146, subject to increase or decrease by the Board.

Effective December 31, 2011, we terminated Mr. Kovach’s employment agreement which entitled Mr. Kovach to receive an amount equal to the base salary he would have received had the employment agreement terminated on August 31, 2012, or $88,764.  Mr. Kovach is prohibited from competing with the Bank and the Company for a period of one year following termination of his employment.

Salary Continuation Agreement. We are also party to a Salary Continuation Agreement with Mr. Kovach. Under this agreement, he will receive an annual retirement benefit equal to 35% of his average total compensation for the five years prior to his termination of service. However, with regard to Mr. Kovach, for work past age 70 until he started receiving his first payment, his benefit was increased 4% per year. Payments will be made for fifteen years. Mr. Kovach began receiving distributions from the Salary Continuation Agreement in May of 2008.

Anthony Labozzetta

Employment Agreement. The Company and the Bank are also parties to an employment agreement with Mr. Labozzetta pursuant to which he will serve as President and Chief Executive Officer of the Company and the Bank.  The employment agreement provides for a three (3) year term which is automatically extended for an additional year annually unless either party provides written notice terminating the automatic extension.  The employment agreement provides that Mr. Labozzetta will receive a base salary of $315,000, subject to increase or decrease as determined by the Board of Directors. He has further been granted 50,000 shares of our common stock, subject to forfeiture and restricted from transfer during the “Restricted Period,” as such term is defined in the employment agreement. Twenty percent of the shares will vest on December 31, 2012, and an additional twenty percent will vest each December 31 thereafter, subject to acceleration in the event of a change in control or Mr. Labozzetta’s death or disability. He will also receive customary fringe benefits, including an automobile or cash allowance, consistent with his position as President and Chief Executive Officer of the Company and Bank.

The employment agreement permits us to terminate Mr. Labozzetta’s employment for cause (as defined in the agreement) at any time.  In the event Mr. Labozzetta is terminated for any reason other than cause, or in the event Mr. Labozzetta resigns his employment because he is reassigned to a position of lesser rank or status than President and Chief Executive Officer, his place of employment is relocated by more than 50 miles from its location on the date of the employment agreement, or his compensation or other benefits are reduced, Mr. Labozzetta, or in the event of his death, his beneficiary, will be entitled to receive his base salary at the time of such termination or resignation for the remaining term of the employment agreement, or one year, whichever is greater.  In addition, we will continue to provide Mr. Labozzetta with certain insurance and other benefits through the end of the term of the employment agreement.

Mr. Labozzetta’s agreement also contains a change in control provision substantially similar to the provision contained in Mr. Kovach’s agreement, except that after the fifth anniversary of Mr. Labozzetta’s employment, he will be entitled to a payment equal to 2.99 times his then current base salary and 2.99 times the greater of the last bonus actually paid to him or his current bonus eligibility, assuming he performed at the targeted level. Mr. Labozzetta’s agreement also contains a “gross-up payment” in the event any excise tax is imposed on the benefits payable to Mr. Labozzetta upon a change in control. Mr. Labozzetta would also be entitled to continuation of his health, medical, hospital and life insurance benefits for a period of three years.

Supplemental Executive Retirement Plan. On July 20, 2011, we entered into a Supplemental Executive Retirement Agreement  (the “SERP”), a non-qualified defined contribution pension plan that provides supplemental retirement income for Mr. Labozzetta. The SERP was effective as of January 1, 2011. Based on the attainment of certain annual performance targets, we will make annual contributions up to a maximum of 22% of Mr. Labozzetta’s annual base salary to the SERP for the benefit of Mr. Labozzetta.  Any amounts credited to the SERP will accrue interest equal to that paid by U.S. 10-year Treasury Notes for each applicable year.  The SERP provides for the benefits to be paid monthly over a 5-year period commencing the first day of the month following the later of Mr. Labozzetta’s 65th birthday (“normal retirement age”) or termination of employment. If Mr. Labozzetta’s employment is terminated before normal retirement age absent a change in control and other than by us for cause, the amount of the benefit payable to Mr. Labozzetta would be a 100% vested interest in his account if he completed at least 10 years of plan participation. If Mr. Labozzetta is terminated by us without cause or as a result of Mr. Labozzetta’s Resignation for Good Reason (as defined in the SERP), Mr. Labozzetta would be entitled to a 100% vested interest in his account regardless of the number of years of plan participation.  If Mr. Labozzetta is employed by us at the time of a Change of Control (as defined in the SERP), Mr. Labozzetta would automatically become 100% vested interest in his account regardless of the number of years of plan participation. If Mr. Labozzetta would become disabled or die before reaching normal retirement age, either he or his beneficiary would be entitled to a 100% vested interest in his account. The SERP also contains a restrictive covenant conditioning Mr. Labozzetta’s receipt of the benefits on his compliance with the non-compete provisions as defined in his employment agreement.

Steven M. Fusco

The Company and the Bank entered into an employment agreement, dated June 23, 2010, with Mr. Fusco pursuant to which he will serve as Executive Vice President and Chief Financial Officer of the Company and the Bank. The employment agreement provides for a two year term, provided that at the end of the term, and each year thereafter, the term of the employment agreement shall automatically be renewed for an additional year until either party, by written notice provided at least 90 days prior to the end of the term elects not to so renew. The employment agreement provides that Mr. Fusco will receive a base salary of $160,000, subject to increase or decrease as determined by the Board of Directors. Mr. Fusco has further been granted an award of 24,725 shares of our common stock, subject to forfeiture and restricted from transfer during the “Restricted Period,” as such term is also defined in the employment agreement. Twenty percent of the shares will vest on June 23, 2012, and an additional twenty percent will vest each June 23 thereafter, subject to acceleration on the event of a change in control or Mr. Fusco’s death or disability. Mr. Fusco will also receive customary fringe benefits, including a $500 per month automobile allowance. Beginning in January 2012, Mr. Fusco will have the use of a Company automobile and will no longer receive an automobile allowance.

The employment agreement permits us to terminate Mr. Fusco’s employment for cause (as defined in the agreement) at any time.  In the event Mr. Fusco is terminated for any reason other than cause, or in the event Mr. Fusco resigns his employment because he is reassigned to a position of lesser rank or status than Chief Financial Officer, his place of employment is relocated by more than 50 miles from its location on the date of the employment agreement, or his compensation or other benefits are reduced, Mr. Fusco, or in the event of his death, his beneficiary, will be entitled to receive a lump sum payment equal to his base salary at the time of such termination or resignation for the remaining term of the employment agreement, or one year, whichever is greater.  In addition, we will continue to provide Mr. Fusco with certain insurance and other benefits for the remaining term of the employment agreement, or one year, whichever is greater.

Mr. Fusco’s employment agreement also provides that upon the occurrence of a change in control, as such term is defined in the employment agreement, and in the event Mr. Fusco is subsequently terminated for reasons other than cause or in the event Mr. Fusco, within 18 months of the change in control, resigns his employment for good cause, he will be entitled to receive a lump sum severance payment equal to 2 times his then current base salary, which may be reduced, if necessary, to an amount which is One Dollar ($1.00) less than an amount equal to three (3) times Mr. Fusco’s “base amount” as determined in accordance with such Section 280G.

George Lista

In September 2006, our Tri-State Insurance Agency subsidiary entered into an employment agreement with of George Lista. Under Mr. Lista’s agreement, he was to serve as the Chief Executive Officer of Tri-State Insurance Agency for an initial term of five (5) years ending December 31, 2011. The term of the agreement will automatically renew for two additional one (1) year periods unless either Mr. Lista or Tri-State provides notice of an intention not to renew. Accordingly, this agreement has automatically renewed such that it will expire no earlier than December 31, 2012. Mr. Lista receives a base salary of $152,683 annually, which is to be adjusted each January 1 to reflect the increase in the consumer price index. Mr. Lista is also entitled to receive commissions on insurance products sold by him, and he is also entitled to participate in our Executive Incentive and Deferred Compensation Plan. Mr. Lista may be terminated for cause (as defined in the agreement). In the event Mr. Lista’s employment is terminated other than for cause, he will be entitled to receive his then current base salary and insurance benefits for the remaining term of the agreement.

DIRECTOR COMPENSATION

Meeting Fees

Our non-employee directors receive an annual retainer of $6,500, except for Chairman of the Board who receives an annual retainer of $50,000. In addition, non-employee directors, other than the Chairman of the Board, receive a per-meeting fee of $500. Members of our committees also receive fees for committee service or for serving as the Chair of a committee. The Chair of our Audit Committee receives a per-meeting fee of $1,500 and committee members receive a per-meeting fee of $1,000. The Chair of our Compensation Committee receives a per meeting fee of $1,500, and committee members receive a per-meeting fee of $750. All members of the Nominating and Corporate Governance Committee receive a per-meeting fee of $300.

Director Deferred Compensation Agreement

In July 2006, the Board of Directors adopted a Director Deferred Compensation Agreement for both the Bank and the Company, which has been amended several times since (as amended, the “DCA”).  Under the terms of the DCA, a director may elect to defer all or a portion of his fees for the coming year.  Under the DCA, only the payment of the compensation earned is deferred, and there is no deferral of the expense in our financial statements related to the participant’s deferred compensation, which will be charged to our income statement as an expense in the period in which the participant earned the compensation.  The deferred amounts are credited with earnings at a rate equal to either (i) the average interest rate earned by us on our investment portfolio, or (ii) the total return of our common stock. The method of determining earnings may be selected by the participant in his or her discretion.

The participant’s benefit will be distributed to the participant or his beneficiary upon a change in control of the Company, the termination of the DCA, the occurrence of an unforeseeable emergency, the termination of the participant’s affiliation with the Company, the participant’s retirement or the participant’s death or disability.  Upon distribution, a participant’s benefit will be paid in monthly installments over a period of 10 years.

Director Compensation Table

The following table sets forth information regarding compensation earned by our non-employee directors during the last fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Anthony S. Abbate	34,300	3,642	37,942
Patrick Brady (2)	31,000	3,642	37,642
Richard Branca	21,550	3,642	25,192
Katherine H. Caristia	29,200	3,642	32,842
Mark J. Hontz	29,950	3,642	33,592
Edward J. Leppert (2)	37,850	3,642	41,920
Timothy Marvil (2)	22,850	3,642	26,492
Robert McNerney(3)	6,550	-	6,550
Richard W. Scott	29,200	3,642	32,842

_____________________

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to restricted stock awards granted to our Directors.
(2)	Directors Brady, Leppert and Marvil deferred $31,000, $14,375 and $11,425, respectively, of their fees pursuant to our Directors Deferred Compensation Agreement.
(3)	Represents fees earned or paid since Mr. McNerney’s appointment to the Board on October 19, 2011.

TRANSACTIONS WITH RELATED PERSONS

We have made in the past and, assuming continued satisfaction of generally applicable credit standards, expect to continue to make loans to directors, executive officers and their associates (i.e. corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% or more).  These loans have all been made in the ordinary course of our business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

Other than the ordinary course lending transactions described above, which must be approved by our Board of Directors under bank regulatory requirements, all related person transactions are reviewed and approved by our Audit Committee. This authority is provided to our Audit Committee under its written charter. In reviewing these transactions, our Audit Committee seeks to ensure that each transaction is no less favorable than a transaction with an unaffiliated third party.

During 2011, we paid rental fees on our Augusta, New Jersey office location of approximately $177,000 to a real estate management company, of which our executive officer George Lista is a 50% owner. The lease expires in July 2015.

Proposal 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of ParenteBeard LLC to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2012. This appointment will continue at the pleasure of the Audit Committee and is presented to the shareholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our shareholders, the Audit Committee will consider that fact when it selects our independent auditors for the following fiscal year.

ParenteBeard LLC or Beard Miller Company, its predecessor firm, has served as our independent registered public accounting firm since 2001, and one or more representatives of ParenteBeard LLC will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from shareholders.

Vote Required

The proposal to ratify the selection of ParenteBeard LLC as our independent registered public accounting firm for the 2012 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PARENTEBEARD LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2011 and December 31, 2010, respectively, we retained and paid ParenteBeard LLC to provide audit and other services as follows:

	2011	2010
Audit Fees (1)	$98,503	$104,118
Audit-Related Fees (2)	23,057	22,750
Tax Fees (3)	29,563	28,634
All Other Fees (4)	-	2,000
Total	$151,123	$157,502

______________________

(1)	Includes professional services rendered for the audit of our annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings, (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
(2)	Assurance and related services reasonably related to the performance of the audit or review of financial statements include the following: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, and other attest services not required by statute or regulation.
(3)	Tax fees include the following: preparation of state and federal tax returns, PA Bankshare tax return, and assistance with calculating estimated tax payments.
(4)	Gathering and summarizing results of surveys sent to the Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:

Sussex Bancorp

Attn: Linda Kuipers, Secretary

200 Munsonhurst Road

Route 517

Franklin, NJ 07416

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

By Order of the Board of Directors,

Linda Kuipers
Secretary

Franklin, New Jersey

March 29, 2012

ANNUAL MEETING OF SHAREHOLDERS OF

SUSSEX BANCORP

APRIL 25, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, proxy statement and proxy card are available at:
www.snl.com/irweblinkx/GenPage.aspx?IID=4015338&GKP=203214

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓Please detach along perforated line and mail in the envelope provided.↓

20330300000000000000 3 042711

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Anthony S. Abbate
○ Mark J. Hontz
○ Donald L. Kovach
○ Timothy Marvil

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

The proxies are authorized to vote in accordance with their discretion with respect to such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of all nominees in Item 1 and FOR the proposal listed in Item 2.

The Board of Directors unanimously recommends a vote FOR the nominees named in Item 1 and a vote FOR the proposal listed in Item 2.

PLEASE SIGN AND DATE BELOW, AND RETURN.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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0

PROXY

SUSSEX BANCORP

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 25, 2012

The undersigned hereby appoints Steven M. Fusco and Linda Kuipers, and each of them, as proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Sussex Bancorp to be held at the Crystal Springs Country Club,1 Wild Turkey Way, Hamburg, NJ, 07419, on April 25, 2012 at 10:00 a.m. and at any adjournments or postponements thereof, and to vote as specified on the reverse side all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such meeting, and with all other powers which the undersigned would possess if personally present.

CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE

14475

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